Exhibit 99.2

House 1 - 10 Rooms LTM Jun '22 May '22 Apr '22 Mar '22 Feb '22 Jan '22 Dec '21 Nov '21 Oct '21 Sep '21 Aug '21 Jul '21 Jun '21 Dry Flower LBS (12,725) (946) (1,541) (1,251) (1,054) (617) (1,117) (756) (1,146) (881) (920) (1,409) (1,087) (980) Average LBS per Harvest (216.9) (236.5) (256.8) (250.3) (210.7) (205.6) (171.9) (215.9) (201.8) (203.8) (230.1) (234.9) (191.4) (226.8) # of Harvests (58.7) (4.0) (6.0) (5.0) (5.0) (3.0) (6.5) (3.5) (5.7) (4.3) (4.0) (6.0) (5.7) (4.3) LBS per SF per Harvest (0.06) (0.07) (0.07) (0.07) (0.06) (0.06) (0.05) (0.06) (0.06) (0.06) (0.07) (0.07) (0.05) (0.06) House 2 - 10 Rooms LTM Jun '22 May '22 Apr '22 Mar '22 Feb '22 Jan '22 Dec '21 Nov '21 Oct '21 Sep '21 Aug '21 Jul '21 Jun '21 Dry Flower LBS (12,205) (1,025) (1,832) (869) (1,207) (740) (616) (612) (938) (789) (1,132) (1,409) (1,038) (1,326) Average LBS per Harvest (206.9) (256.3) (333.1) (217.3) (219.4) (147.9) (123.1) (152.9) (156.3) (226.3) (205.2) (234.8) (207.7) (265.3) # of Harvests (59.0) (4.0) (5.5) (4.0) (5.5) (5.0) (5.0) (4.0) (6.0) (3.5) (5.5) (6.0) (5.0) (5.0) LBS per SF per Harvest (0.06) (0.07) (0.10) (0.06) (0.06) (0.04) (0.04) (0.04) (0.04) (0.06) (0.06) (0.07) (0.06) (0.08) House 3 - 8 Rooms LTM Jun '22 May '22 Apr '22 Mar '22 Feb '22 Jan '22 Dec '21 Nov '21 Oct '21 Sep '21 Aug '21 Jul '21 Jun '21 Dry Flower LBS (13,096) (1,619) (1,095) (1,293) (956) (1,294) (787) (1,169) (860) (1,221) (942) (1,195) (664) (1,207) Average LBS per Harvest (272.8) (323.7) (365.0) (323.2) (318.8) (258.9) (262.4) (292.2) (214.9) (244.3) (235.6) (239.1) (221.4) (241.3) # of Harvests (48.0) (5.0) (3.0) (4.0) (3.0) (5.0) (3.0) (4.0) (4.0) (5.0) (4.0) (5.0) (3.0) (5.0) LBS per SF per Harvest (0.08) (0.09) (0.10) (0.09) (0.09) (0.07) (0.07) (0.08) (0.06) (0.07) (0.07) (0.07) (0.06) (0.07) House 4 - 1 Room LTM Jun '22 May '22 Apr '22 Mar '22 Feb '22 Jan '22 Dec '21 Nov '21 Oct '21 Sep '21 Aug '21 Jul '21 Jun '21 Dry Flower LBS (150) ( - ) (140) (11) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) Average LBS per Harvest (150.4) nmf (166.6) (66.5) nmf nmf nmf nmf nmf nmf nmf nmf nmf nmf # of Harvests (1.0) ( - ) (0.8) (0.2) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) ( - ) LBS per SF per Harvest (0.04) nmf (0.05) (0.02) nmf nmf nmf nmf nmf nmf nmf nmf nmf nmf Total - 29 Rooms LTM Jun '22 May '22 Apr '22 Mar '22 Feb '22 Jan '22 Dec '21 Nov '21 Oct '21 Sep '21 Aug '21 Jul '21 Jun '21 Dry Flower LBS (38,177) (3,590) (4,608) (3,424) (3,217) (2,651) (2,520) (2,536) (2,943) (2,891) (2,994) (4,014) (2,790) (3,513) Average LBS per Harvest (229.0) (276.1) (300.4) (260.1) (238.3) (203.9) (173.8) (220.5) (187.7) (225.7) (221.6) (236.1) (204.0) (245.3) # of Harvests (166.7) (13.0) (15.3) (13.2) (13.5) (13.0) (14.5) (11.5) (15.7) (12.8) (13.5) (17.0) (13.7) (14.3) LBS per SF per Harvest (0.07) (0.08) (0.09) (0.08) (0.07) (0.06) (0.05) (0.07) (0.05) (0.06) (0.06) (0.07) (0.06) (0.07) Lowell Farms Harvest Report Flower Production Summary Status Preliminary Actual Actual Actual Actual Actual Actual Actual Actual Actual Actual Actual Actual